Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

May 26, 2017

Activision Blizzard, Inc.

3100 Ocean Park Boulevard

Santa Monica, CA 90405

Re:                          Activision Blizzard, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Activision Blizzard, Inc., a Delaware corporation (the “Company”), in connection with the public offering of (a) $400,000,000 aggregate principal amount of the Company’s 2.600% Notes due 2022 (the “2022 Notes”), (b) $400,000,000 aggregate principal amount of the Company’s 3.400% Notes due 2027 (the “2027 Notes”) and (c) $400,000,000 aggregate principal amount of the Company’s 4.500% Notes due 2047 (collectively with the 2022 Notes and the 2027 Notes, the “Notes”) to be issued under the Indenture, dated as of May 26, 2017 (the “Base Indenture”), and as supplemented by the Supplemental Indenture, dated as of May 26, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                               the registration statement on Form S-3 (File No. 333-213520) of the Company relating to debt securities and other securities of the Company filed on September 7, 2016 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a

Activision Blizzard, Inc.

May 26, 2017

part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                              the prospectus, dated September 7, 2016 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)                               the preliminary prospectus supplement, dated May 23, 2017 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)                             the prospectus supplement, dated May 23, 2017 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)                               an executed copy of the Underwriting Agreement, dated May 23, 2017 (the “Underwriting Agreement”), among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Notes;

(f)                                an executed copy of the Base Indenture;

(g)                              an executed copy of the Supplemental Indenture;

(h)                              the global certificates evidencing the Notes registered in the name of Cede & Co. (the “Note Certificates”) in the forms delivered by the Company to the Trustee for authentication and delivery;

(i)                                  an executed copy of a certificate of Jeffrey A. Brown, Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(j)                                  a copy of the Company’s Third Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of May 26, 2017, and certified pursuant to the Secretary’s Certificate;

(k)                              a copy of the Company’s Third Amended and Restated By-laws, as amended and in effect as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(l)                                  copies of certain resolutions of the Board of Directors of the Company, adopted on May 20, 2017, and certain resolutions of the Audit Committee thereof, adopted on May 23, 2017, each certified pursuant to the Secretary’s Certificate; and

(m)                          an executed copy of a pricing certificate of Dennis Durkin, Chief Financial Officer of the Company, dated May 23, 2017.

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May 26, 2017

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws, of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Agreements” means the Underwriting Agreement, the Indenture and the Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under the DGCL, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)                               the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                              we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

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May 26, 2017

(c)                               except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)                             we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(f)                                in rendering the opinion set forth above, we have assumed that the Trustee’s certificates of authentication of the Note Certificates will have been manually signed by one of the Trustee’s authorized officers;

(g)                              we have assumed that the choice of New York law to govern the Indenture and the Supplemental Indenture thereto is a valid and legal provision; and

(h)                              to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)                               neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)                              neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Activision Blizzard, Inc.

May 26, 2017

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJZ